UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 14, 2023

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701

(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Israel Abitbol

On December 14, 2023, Israel Abitbol informed 374Water Inc. (the "Company") of his resignation as Chief Financial Officer of the Company, effective January 5, 2024 (the "Effective Date"). His resignation did not arise from any disagreement on any matter relating to the operations, policies, or practices of the Company. After the Effective Date, Mr. Abitbol has agreed to serve as a consultant to the Company to assist with the transition and with the Company's 2023 Annual Report on Form 10-K filing.

Appointment of Adrienne Anderson

On December 20, 2023, the Company announced the appointment of Adrienne Anderson as Chief Financial Officer of the Company, effective January 8, 2024.

Adrienne Anderson, age 45, is a certified public accountant and has spent the last several years of her career primarily focused on financial statement audits under Public Company Accounting Oversight Board auditing standards for SEC reporting companies. In June 2023, Ms. Anderson launched Anderson Accounting and Consulting, LLC. A consulting firm that focuses on assisting public companies or private companies looking to “go public” with financial reporting, technical accounting matters, complex debt and equity transactions, and preparing for financial statement audits. The focus of her firm is to help clients create efficiencies in the financial reporting process and external audit process. Prior to that, Ms. Anderson was an audit partner at a PCAOB registered public accounting firm located in Palm Beach Gardens, Florida where she focused her practice on accounting, auditing, attest and review services, specializing in working with emerging growth and high growth technology, manufacturers, distributors and service companies, as well as government contractors, both SEC registrants and private companies. From October 2014 to December 2018, she was with WithumSmith + Brown, a large regional CPA firm, having been promoted to partner of the firm in July 2017. Ms. Anderson also serves as the Audit Committee Chair for SharpLink Gaming Ltd., a Nasdaq listed company headquartered in Minneapolis, Minnesota and provider of performance marketing and advanced technology-enabled fan engagement and conversion solutions in the US sports betting and iGaming industries. Ms. Anderson earned a Bachelor of Science in Accounting from Eastern Illinois University and is a certified public accountant licensed in the states of Florida and Illinois.

For her service to the Company, Ms. Anderson will earn a monthly salary of $14,000 in cash and a restricted stock unit grant equal to $1,500 per month. There is no arrangement or understanding between Ms. Anderson and any other persons pursuant to which Ms. Anderson was appointed to her position. There are no family relationships between Ms. Anderson and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Ms. Anderson has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2023

/s/ Jeffrey M. Quick
Jeffrey M. Quick
Interim Chief Executive Officer

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